Exhibit 1.1

L BRANDS, INC.

TERMS AGREEMENT

January 8, 2018

L Brands, Inc.

Three Limited Parkway

Columbus, Ohio 43230

Ladies and Gentlemen:

We (the “Representative”) understand that L Brands, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) the principal amount of its senior unsecured debt securities due 2028 (the “Notes”) identified in Schedule I hereto. The Notes shall be guaranteed on an unsecured senior basis (the “Guarantees” and together with the Notes, the “Securities”) by the guarantors listed on the signature page hereto (the “Guarantors”).

All the provisions contained in the document constituting Annex A hereto entitled “L Brands, Inc. — Securities — Underwriting Agreement Basic Provisions” are incorporated herein in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, at the respective purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite their respective names in Schedule II hereto.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Grant Gilbert

Name: Grant Gilbert
Title: Director

Address for Notices:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
New York, NY 10020
Fax: 212-901-7897
Attention: High Yield Legal Department

Acting as Representative for itself and on behalf of the several Underwriters listed on Schedule II hereto.

Accepted:

L BRANDS, INC.

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President & Treasurer

BATH & BODY WORKS BRAND MANAGEMENT, INC.

BATH & BODY WORKS DIRECT, INC.

BATH & BODY WORKS, LLC

BEAUTYAVENUES, LLC

INTIMATE BRANDS, INC.

INTIMATE BRANDS HOLDING, LLC

L BRANDS DIRECT FULFILLMENT, INC.

L BRANDS SERVICE COMPANY, LLC

L BRANDS STORE DESIGN & CONSTRUCTION, INC.

LA SENZA, INC.

MAST INDUSTRIES, INC.

VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC

VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.

VICTORIA’S SECRET STORES, LLC

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President & Treasurer

SCHEDULE I TO TERMS AGREEMENT

Description of Securities:

Title: 5.250% Senior Notes due 2028

Principal amount (including currency or composite currency): $500,000,000

Maturity Date: February 1, 2028

Interest Rate: 5.250%

Purchase Price: 99.250%

Offering Price: 100.000%

Interest Payment Dates: February 1 and August 1, commencing August 1, 2018

Guarantees: The Notes will be guaranteed on a senior unsecured basis by each of the following:

Bath & Body Works Brand Management, Inc.

Bath & Body Works Direct, Inc.

Bath & Body Works, LLC

beautyAvenues, LLC

Intimate Brands, Inc.

Intimate Brands Holding, LLC

L Brands Direct Fulfillment, Inc.

L Brands Service Company, LLC

L Brands Store Design & Construction, Inc.

La Senza, Inc.

Mast Industries, Inc.

Victoria’s Secret Direct Brand Management, LLC

Victoria’s Secret Stores Brand Management, Inc.

Victoria’s Secret Stores, LLC

Optional Redemption: Make-whole @ T+50 bps; Equity Claw for up to 35% @ 105.250%

Time of Sale: January 8, 2018

Delivery Date: January 23, 2018

I-1

SCHEDULE II TO TERMS AGREEMENT

Underwriter	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$98,000,000
Citigroup Global Markets Inc	$58,500,000
HSBC Securities (USA) Inc.	$58,500,000
J.P. Morgan Securities LLC	$58,500,000
Wells Fargo Securities, LLC	$58,500,000
Barclays Capital Inc.	$24,000,000
ICBC Standard Bank Plc	$24,000,000
KeyBanc Capital Markets Inc.	$24,000,000
Mizuho Securities USA LLC	$24,000,000
U.S. Bancorp Investments, Inc.	$24,000,000
The Huntington Investment Company	$12,000,000
Scotia Capital (USA) Inc.	$12,000,000
Standard Chartered Bank	$12,000,000
TD Securities (USA) LLC	$12,000,000

Total	$500,000,000

II-1

SCHEDULE III TO TERMS AGREEMENT

(i)    Pricing Supplement, dated January 8, 2018, to the Preliminary Prospectus Supplement (as defined in Annex A)

III-1

SCHEDULE IV TO TERMS AGREEMENT

[See Attached]

IV-1

Free Writing Prospectus	Filed pursuant to Rule 433 under the Securities Act
(To the Preliminary Prospectus	Registration Statement No. 333-209236 and
Supplement dated January 8, 2018)	333-209236-01 through 333-209236-14

$500,000,000 5.250% Senior Notes due 2028

Term Sheet

January 8, 2018

Issuer:	L Brands, Inc.

Offering Size:	$500,000,000 aggregate principal amount

Title of Securities:	5.250% Senior Notes due 2028 (the “Notes”)

Maturity:	February 1, 2028

Offering Price:	100.000%

Coupon	5.250%

Yield to Maturity:	5.250%

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018

Record Dates:	January 15 and July 15

Optional Redemption:	Make-whole call at T+50 bps at any time

Equity Clawback:	Up to 35% at 105.250% prior to February 1, 2021

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. ICBC Standard Bank Plc KeyBanc Capital Markets Inc. Mizuho Securities USA LLC U.S. Bancorp Investments, Inc.

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Co-Managers:	The Huntington Investment Company Scotia Capital (USA) Inc. Standard Chartered Bank TD Securities (USA) LLC

Trade Date:	January 8, 2018

Settlement Date:

January 23, 2018 (T + 10)

We expect that delivery of the Notes will be made against payment therefor on or about January 23, 2018, which will be the tenth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the Notes initially will settle T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during the period described above should consult their own advisors.

Distribution:	Registered Offering

Net Proceeds:	We intend to use the net proceeds of the offering, after deducting underwriting discounts and commission and estimated offering expenses, together with cash on hand, for the redemption of our outstanding 8.500% Senior Notes due 2019.

CUSIP Number:	501797 AN4

ISIN Number:	US501797AN49

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the Next-Generation EDGAR System on the SEC web site at www.sec.gov. Alternatively, the Issuer or any underwriter will arrange to send you the prospectus if you request it by calling any of the Joint Book-Running Managers at the numbers below:

Merrill Lynch, Pierce, Fenner & Smith Incorporated	800-294-1322 (toll free)

Citigroup Global Markets Inc.	212-723-6020 (call collect)

HSBC Securities (USA) LLC	212-525-5000 (call collect)

J.P. Morgan Securities LLC	800-221-1037 (toll free)

Wells Fargo Securities, LLC	704-410-0380 (call collect)

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The information in this communication supplements the information in the preliminary prospectus supplement and supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Before you invest, you should read the preliminary prospectus supplement (including the documents incorporated by reference therein) for more information concerning the Issuer and the Notes.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

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ANNEX A TO TERMS AGREEMENT

L BRANDS, INC.

Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

1. Introductory.

1.1. Offerings of Securities. The Company proposes to issue and sell the Securities under an indenture, dated as of June 16, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 16, 2016 (the “First Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee, and as further supplemented by the second supplemental indenture, to be dated as of the Delivery Date (as defined below) (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee.

The Company and the Guarantors have prepared the Base Prospectus (as defined below), a preliminary prospectus supplement, dated January 8, 2018, specifically relating to the Securities (the “Preliminary Prospectus Supplement”), and will prepare a Free Writing Prospectus (as defined below) dated the date hereof and identified on Schedule III of the Terms Agreement, setting forth information concerning the Company and the Securities. Copies of the Preliminary Prospectus (as defined below) have been, and copies of the Prospectus (as defined below) will be, delivered by the Company to the Underwriters pursuant to the terms of the Terms Agreement.

The Company hereby confirms that it has authorized the use of the Preliminary Prospectus, the Prospectus and any other Time of Sale Information (as defined below) in connection with the offering and resale of the Securities by the Underwriters in the manner contemplated by the Terms Agreement.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Preliminary Prospectus, as supplemented and amended by the written communications listed on Schedule III to the Terms Agreement, shall have been made.

References herein to the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus shall be deemed to refer to and include any document incorporated by reference therein.

1.2. Terms Agreement. The terms with respect to the purchase of the Securities from the Company by the several Underwriters listed in the terms agreement entered into between the Representative, on behalf of such Underwriters, the Company, and the Guarantors (the “Terms Agreement”), to which these Underwriting Agreement Basic Provisions constitute Annex A, are set forth in the Terms Agreement, which together with the provisions hereof incorporated therein by reference, is sometimes herein referred to as this “Agreement.” Terms defined in the Terms Agreement are used herein as therein defined.

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with each Underwriter that:

2.1. Registration Statement. An automatic shelf registration statement (as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”)) on Form S-3 (File No. 333-209236) (the “Initial Registration Statement”) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission not earlier than three years prior to the date hereof and has become effective. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any registration statement increasing the size of the offering (a “Rule 462(b) Registration Statement”), pursuant to Rule 462(b) under the Act which became or will become effective upon filing has been issued. As used in the Terms Agreement (i) “Registration Statement” means the Initial Registration Statement and any Rule 462(b) Registration Statement, including all exhibits thereto, all documents incorporated therein by reference and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430B under the Act; (ii) “Base Prospectus” means the prospectus included in the Registration Statement at the time of effectiveness and all documents incorporated therein by reference; (iii) “Prospectus” means the Base Prospectus, together with any amendments or supplements thereto including the final prospectus supplement specifically relating to the Securities; (iv) “Preliminary Prospectus” means the Preliminary Prospectus Supplement together with the Base Prospectus and, in each case, all documents incorporated therein by reference specifically relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and (v) “Time of Sale Information” means the Base Prospectus, the Preliminary Prospectus Supplement, as amended or supplemented, each Issuer Free Writing Prospectus, as defined in subsection 2.4 hereof and identified in Schedule III to the Terms Agreement (including the Final Term Sheet, as defined in Section 7.6 hereof), and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing and to treat as part of the Time of Sale Information.

2.2. Compliance with Applicable Law. The Registration Statement and the Prospectus comply, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document filed with the Commission after the date as of which this representation is being made) will comply at all times during the period specified in subsection 7.3 hereof, with the provisions of the Act, the Rules and Regulations, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder. The Indenture, including any amendments and supplements thereto, pursuant to which the Securities will be issued has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission. The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in subsection 7.3 hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty as to (a) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee or (b) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

2.3. Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Delivery Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

2.4. Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule III to the Terms Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 of the Act) filed in accordance with the Act (to the extent required thereby) and when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

2.5. Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.6. Company Is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act, and (iv) at the Execution Time of the Terms Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act.

2.7. Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the date of the execution and delivery of the Terms Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

2.8. Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

2.9. Stabilization or Manipulation of Price. The Company and the Guarantors have not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

2.10. Duly Incorporated and Validly Existing; Power and Authority. Each of the Company and the Guarantors has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Time of Sale Information, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, to the extent that the failure to qualify or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2.11. Capital Stock. All the outstanding shares of capital stock or membership interests of the Company and the Guarantors have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and the Time of Sale Information, all outstanding shares of capital stock or membership interests of the Guarantors are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens, encumbrances, charges, restrictions upon voting or transfer or any other claim of any third party, except for any such security interests, claims, liens, encumbrances, charges and restrictions that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2.12. Prospectus Summary Statements. The statements in the Prospectus and the Time of Sale Information under the headings “Use of Proceeds”, “Description of the Notes” and “Description of Debt Securities” fairly summarize the matters therein described.

2.13. Authorization, Execution and Delivery. The Terms Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors. Each of the Base Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid, binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Second Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, on the Delivery Date, will be duly executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid, binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). On the Delivery Date the Notes will have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). On the Delivery Date the Guarantees will have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and will be entitled to the benefits of the Indenture.

2.14. No Conflicts. Neither the execution and delivery of the Second Supplemental Indenture, the Terms Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any Guarantor; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Guarantor is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Guarantor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Guarantors or any of its or their properties except, in clauses (ii) and (iii), for conflicts, breaches, violations, liens, charges or encumbrances that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2.15. Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information presents fairly the information called for in all material respects, and to the Company’s knowledge, has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.16. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus and the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.17. No Material Adverse Change. Since the dates as of which information is given in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto following the Time of Sale), except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business, management or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company nor any subsidiary has incurred any liability or obligation, direct or contingent, other than in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole, and (iii) there has not been any material decrease in the capital stock or material increase in the long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of their respective capital stock other than quarterly cash dividends consistent with past practice.

2.18. Investment Company Act. Neither the Company nor any Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

2.19. Accounting Controls. The Company maintains (i) effective internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and, to the Company’s knowledge, are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

2.20. Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Guarantors or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.21. Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

2.22. Compliance with Laws. The Company and its subsidiaries are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

2.23. Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

2.24. No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or any Guarantor of each of the Terms Agreement, the Indenture and the Securities, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Terms Agreement and the Indenture, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

2.25. No Unlawful Payments. To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment, except with respect to clauses (i), (ii) or (iv) to the extent that such usage, payment or failure to comply would not result in any material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2.26. Compliance with Money Laundering Laws. To the Company’s knowledge, the operations of the Company and its subsidiaries are conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.27. Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its material subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the Company will not use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that at the time of such financing is subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or the Guarantors and delivered to the Representative or counsel for the Representative in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantors, as to matters covered thereby, to each Underwriter.

3. Purchase of the Securities.

3.1. Effect of Terms Agreement. The obligation of the Underwriters to purchase, and the Company to sell the Notes and the Guarantors to provide the Guarantees is evidenced by the Terms Agreement delivered at the time the Company determines to sell the Securities. The Terms Agreement specifies the firm or firms which will be the Underwriters, the principal amount or number of the Securities to be purchased by each Underwriter, the purchase price or prices to be paid by the Underwriters for the Securities, the public offering price, if any, of the Securities, the Underwriters’ compensation therefor and the terms of the Securities not already specified in the Preliminary Prospectus.

3.2. Obligation to Purchase Several, Not Joint. It is understood that, in making the Terms Agreement, the Underwriters are contracting severally and not jointly, and that their several agreements to purchase and resell the Securities on the basis of the agreements and representations herein contained shall be several and not joint and shall apply only to the respective principal amounts or number of the Securities to be purchased by them as provided herein.

4. Delivery of the Securities. The Company shall not be obligated to deliver any Securities except upon payment for all Securities to be purchased pursuant to the Terms Agreement as hereinafter provided.

5. Default in Performance by an Underwriter.

5.1. Obligations of Non-Defaulting Underwriters. If any Underwriter defaults in the performance of its obligations under the Terms Agreement, the remaining non-defaulting Underwriters shall be obligated severally to purchase the Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Securities set forth in the applicable column in Schedule II to the Terms Agreement to be purchased by each remaining non-defaulting Underwriter set forth in such column bears to the aggregate principal amount or number of Securities set forth in such column to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Securities that constitute Securities if the aggregate principal amount or number of such Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total principal amount of such Securities. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or other underwriters satisfactory to the Representative, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities.

5.2. Termination of Terms Agreement. If the remaining non-defaulting Underwriters or other Underwriters satisfactory to the Representative do not elect pursuant to the last sentence of subsection 5.1 to purchase the aggregate principal amount or number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase that exceeds 10% of the total principal amount of such Securities, the Terms Agreement with respect to such Securities shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

5.3. Liability of Defaulting Underwriter. Nothing contained in this Section 5 shall relieve a defaulting Underwriter of any liability it may have to the Company or a Guarantor and any non-defaulting Underwriter for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the Delivery Date for up to five full business days in order to effect any changes that the Underwriters shall determine may be necessary in the Registration Statement, the Prospectus and the Time of Sale Information or in any other document or arrangement.

6. Delivery and Payment.

6.1. Date and Time of Delivery. Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other location as may be agreed upon by the Representative and the Company at 10:00 A.M., New York City time, on the tenth business day following the date of the Terms Agreement, or at such other time and date as shall be agreed upon, or as provided in Section 5.3. This date and time are sometimes referred to as the “Delivery Date.”

6.2. Payment. On the Delivery Date, the Company shall deliver the Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer payable in same-day funds, to the account specified by the Company.

6.3. Form. Delivery of the Securities shall be made either at such location as the Representative shall reasonably designate at least one business day in advance of the Delivery Date or through the facilities of The Depository Trust Company. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than two business days in advance of the Delivery Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Delivery Date.

7. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, agrees with each Underwriter:

7.1. Registration Statement; Prospectus. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus and any Preliminary Prospectus pursuant to Rule 424(b) under the Act and to prepare and file any Rule 462(b) Registration Statement in each case within the time periods required by the Act and the Rules and Regulations. To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and a copy of each amendment thereto (in each case together with all exhibits filed therewith) filed prior to the date of the Terms Agreement or relating to or covering the Securities, and a copy of the Prospectus filed with the Commission.

7.2. Other Documents. To deliver promptly to the Representative, without charge, such number of the following documents as the Representative may request: (a) conformed copies of the Registration Statement (including exhibits), (b) the Preliminary Prospectus, (c) any other Time of Sale Information, (d) the Prospectus (including all amendments and supplements thereto), (e) any Issuer Free Writing Prospectus and (f) any documents incorporated by reference in the Prospectus, and the Company authorizes the Underwriters and all dealers to whom any Securities may be offered or sold by the Underwriters to use such documents in connection with the sale of the Securities in accordance with the applicable provisions of the Act and the Rules and Regulations.

7.3. Supplemental Information. During such period including and following the date of the Terms Agreement as, in the opinion of counsel for the Underwriters, a prospectus is required by law to be delivered, the Company will furnish copies of (a) any amendment to the Registration Statement, (b) the Prospectus or any amendment or supplement thereto, (c) any Issuer Free Writing Prospectus or (d) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document to the Representative and to counsel for the Underwriters prior to filing any of such items with the Commission and will not file any such item to which the Representative shall reasonably object; provided that, despite any such objection but after consultation with the Representative, including the furnishing to the Representative of drafts thereof, the Company may file any report or statement which in the written opinion of its counsel it is required to file pursuant to the Exchange Act. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

7.4. Duty to Notify of Certain Events. To advise the Representative promptly (a) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (b) of any request or proposed request by the Commission for an amendment or supplement (insofar as the amendment or supplement relates to or covers the Securities) to the Registration Statement, any Rule 462(b) Registration Statement, to the Time of Sale Information, to the Prospectus, to any Issuer Free Writing Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information relating to the Registration Statement or the Prospectus (insofar as such information relates to or covers the Securities), (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement, or the Prospectus or the initiation or threatening of any proceeding for that purpose, (d) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation of any proceeding for that purpose or pursuant to Section 8A of the Act and (e) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Base Prospectus, Preliminary Prospectus Supplement or Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof. If at any time during the period referred to in Section 7.3 above that the Prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder, the Company (i) will immediately notify the Representative of any such event, (ii) promptly will prepare and file with the Commission, subject to Section 7.3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

7.5. Time of Sale Information. If at any time during the period referred to in Section 7.3 above (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 7.3, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

7.6. Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Representative and included in Schedule IV to the Terms Agreement, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

7.7. Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule III to the Terms Agreement. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the Act, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 7.6 above.

7.8. Stop Orders; Action Required. If, during the period referred to in Section 7.3 above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) or order pursuant to Section 8A of the Securities Act, during a time the Prospectus relating to the Securities is required to be delivered under the Act, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

7.9. Earnings Statement. As soon as practicable, or in accordance with Rule 158 of the Rules and Regulations, to make generally available to its security holders and to the Representative an earnings statement (which need not be audited) of the Company and its consolidated subsidiaries, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

7.10. Further Assurances. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, to maintain such qualifications in effect during the period referred to in Section 7.3 above and to arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not so qualified at the date of the Terms Agreement or to take any action which would subject it to general or unlimited service of process in suits, other than those arising out of the offering or sale of the Securities, or to the imposition of any taxes based on, or measured by, all or any part of the income of the Company in any jurisdiction where it is not at such date so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

7.11. [Reserved]

7.12. No Announcements. The Company will not, for the period of time following the date and time that the Terms Agreement is executed and delivered by the parties thereto (the “Execution Time”) until the 60th day following the Delivery Date, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any person in privity with the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

7.13. DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

7.14. Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

8. Offering Restrictions.

(i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Underwriter nominated by the Company for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Underwriter further represents and agrees that:

(a) they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom; and

(b) they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us.

9. Indemnification.

9.1. Indemnification by the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, and any action in respect thereof, to which they or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, and in the case of the Prospectus, any Issuer Free Writing Prospectus and the Time of Sale Information, in light of the circumstances under which they were made, not misleading, and shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission (a) made in the

Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein (it being understood and agreed that the only such information consists of the following: (i) the marketing names of the Underwriters contained in the Prospectus and Time of Sale Information and (ii) the information set forth in the third paragraph, the third sentence of the eighth paragraph, the ninth paragraph and the tenth paragraph of the Preliminary Prospectus and the Prospectus under the heading “Underwriting (Conflicts of Interest)”) or (b) contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee; provided, further, that the Company will not be liable for the amount of any settlement of any claim made without its consent, such consent not to be unreasonably withheld. The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability or right which the Company may otherwise have to an Underwriter or any person who controls an Underwriter.

9.2. Indemnification by the Underwriters. Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person who controls the Company or any of the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter as set forth in subsection 9.1 above, but only with reference to written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity (as described in the first proviso to subsection 9.1 above); provided, that each Underwriter will not be liable for the amount of any settlement of any claim made without the consent of such Underwriter, such consent not to be unreasonably withheld. The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

9.3. Notice of Claim or Action. Promptly after receipt by an indemnified party under subsection 9.1 or 9.2 above of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement of that action, but the failure so to notify the indemnifying party (i) will not relieve it from liability under Sections 9.1 and 9.2 above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 9.1 and 9.2 above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel (in addition to local counsel) for such indemnified party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

9.4. Contribution. In the event that the indemnity provided in Section 9.1 or 9.2 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and the Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company and the Guarantors, respectively, shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations under the Terms Agreement and not joint.

10. Termination of Underwriter Obligations. The obligations of the Underwriters under the Terms Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities, if, during the period beginning on the date of the Terms Agreement to and including the Delivery Date, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iv) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism or declaration by the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere the effect of which on the financial markets of the United States and Europe is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Time of Sale Information (exclusive of any amendment or supplement thereto).

11. Additional Conditions to the Respective Obligations of the Underwriters.

11.1. Accuracy of Representations and Warranties. The respective obligations of the Underwriters under the Terms Agreement with respect to the Securities are subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy of the statements of the Company, the Guarantors and their respective officers made in any certificates pursuant to the provisions hereof, to performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions applicable to the Securities:

11.1.1. At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement, notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) or order pursuant to Section 8A of the Act, or any order directed to any document incorporated by reference in the Time of Sale Information or the Prospectus shall have been issued and remain in effect and no proceeding for that purpose shall be pending or, to the knowledge of the Company or the Representative, threatened by the Commission.

11.1.2. [Reserved]

11.1.3. The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company and the Guarantors, to furnish to the Representative its opinion and 10b-5 letter, in each case, dated the Delivery Date and addressed to the Representative, to the effect set forth on Exhibit A.

11.1.4. (i) On the date of the Terms Agreement, the Company shall have requested and caused Ernst & Young LLP or another nationally recognized firm of certified public accountants or registered public accounting firm, to furnish to the Representative a letter, dated as of the date of the Terms Agreement, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the consolidated financial statements of the Company and certain financial information contained in the Preliminary Prospectus, the Prospectus, the Time of Sale Information and the Registration Statement (including information incorporated in each such Prospectus and the Registration Statement by reference) and (ii) at the Delivery Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representative a letter, dated as of the Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a)(i) of this Section.

11.1.5. The Representative shall have received, on the Delivery Date, from, Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

11.1.6. The Company shall have furnished to the Representative, on the Delivery Date, a certificate of the Company and of each Guarantor, signed by, in each case, the Executive Vice President and the Chief Financial Officer of each of the Company and each Guarantor, or the Vice President-Treasury, Mergers and Acquisitions or any other officer reasonably satisfactory to the Representative, dated the Delivery Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and the Time of Sale Information and the Terms Agreement and that:

(i) The representations and warranties of the Company and each Guarantor in the Terms Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement, notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) or order pursuant to Section 8A of the Act, has been issued and remains in effect and no proceedings for that purpose are pending or, to the knowledge of each such person, threatened by the Commission, and no order directed to any document incorporated by reference in the Prospectus and the Time of Sale Information has been issued and remains in effect or, to the knowledge of each such person, is threatened to be issued by the Commission; and

(iii) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Time of Sale Information.

11.2 The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

11.3 Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or any notice that the rating of the Company’s debt securities is under surveillance or review.

11.4 The Second Supplemental Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and the Guarantors and duly authenticated by the Trustee.

11.5 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Securities.

11.6 Prior to the Delivery Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 11 shall not have been fulfilled in all material respects when and as provided in the Terms Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in the Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, the Terms Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Delivery Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 11 will be delivered at the office of counsel for the Underwriters, at, on the Delivery Date.

12. Survival of Representations and Indemnification. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or any of their respective officers and of the Underwriters set forth in or made pursuant to the Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of subsection 7.8 and Sections 9, 13 and 18 hereof shall survive the termination or cancellation of the Terms Agreement.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by the Terms Agreement are consummated or the Terms Agreement is terminated, the Company and each of the Guarantors agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (c) the costs of reproducing and distributing the Terms Agreement and the Securities; (d) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (e) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (f) any fees charged by rating agencies for rating the Securities; (g) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (h) all expenses and application fees incurred by the Company in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority and in connection the approval of the Securities for book entry transfer by DTC and (i) all expenses incurred by the Company in connection with any “roadshow” (except that the Underwriters shall pay their own expenses and 50% of the cost of any aircraft, in each case, in connection with any such “roadshow”). It is understood, however, that, except as provided in this Section and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b) If (i) the Terms Agreement is terminated pursuant to clause (i) of Section 10, (ii) the Underwriters decline to purchase the Securities because the Company for any reason fails to tender the Securities for delivery to the Underwriters or the Company or any Guarantor fails to perform any of its obligations hereunder or (iii) the Underwriters decline to purchase the Securities because any condition to the obligations of the Underwriters set forth in Section 11 hereof is not satisfied, the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with the Terms Agreement and the offering contemplated hereby.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Representative named in the Terms Agreement at the address or telefax number set forth therein; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Stuart Downing, or, if sent to the Company, will be mailed, delivered or telefaxed to Shelley Millano, General Counsel of L Brands, Inc. (telefax no. (614) 415-7188), and confirmed to Samuel P. Fried, Executive Vice President, Law Policy and Governance, of L Brands, Inc. at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of the Legal Department, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, telefax (212) 701-5135, Attention: Deanna L. Kirkpatrick.

15. Successors. The Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. No Advisory or Fiduciary Responsibility. The Company and each of the Guarantors acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

18. Applicable Law. The Terms Agreement and any claim, controversy or dispute arising under or related to the Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Agreement and Acknowledgement Relating to Bail-in Powers. Notwithstanding and to the exclusion of any other term of the Terms Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to the Terms Agreement, each of the parties to the Terms Agreement acknowledges and accepts that a BRRD Liability arising under the Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under the Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to the Terms Agreement of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of the Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 19:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

EXHIBIT A

[OPINION LETTER AND NEGATIVE ASSURANCE LETTER OF DAVIS POLK & WARDWELL]

Exhibit A-1

January 23, 2018

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

as Representative of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Attention: Legal Department

Ladies and Gentlemen:

We have acted as special counsel for L Brands, Inc., a Delaware corporation (the “Company”), the entities listed in Part A of Annex I hereto, each a Delaware corporation (the “Corporation Guarantors”), and the entities listed in Part B of Annex I hereto, each a Delaware limited liability company (the “LLC Guarantors,” and together with the Corporation Guarantors, the “Guarantors”) in connection with the Terms Agreement dated January 8, 2018 (together with the Underwriting Agreement Basic Provisions attached thereto as Annex A, the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 5.250% Senior Notes due 2028 (the “Notes”). The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of an indenture dated as of June 16, 2016 (the “Base Indenture”), as amended by a supplemental indenture dated as of June 16, 2016 (the “First Supplemental Indenture”) and as further amended by a supplemental indenture dated as of January 23, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-209236) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated January 8, 2018 (the “Preliminary Prospectus Supplement”) relating to the Securities, a pricing term sheet dated January 8, 2018 (the “Pricing Term Sheet”) and the prospectus supplement dated January 8, 2018 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on January 29, 2016 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	3	January 23, 2018

Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 29, 2016 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule III to the Underwriting Agreement for the Securities are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company and each Corporation Guarantor is validly existing as a corporation in good standing under the laws of the State of Delaware. Each LLC Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder. Each Guarantor has the corporate or limited liability company, as applicable, power and authority to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

2.	The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (y) the enforceability of any waiver of rights under any usury or stay law and (z) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation.

3.

The Notes have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement will be valid and

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	4	January 23, 2018

binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to the (y) enforceability of any waiver of rights under any usury or stay law and (z) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

5.	Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Notes and the Underwriting Agreement (collectively, and together with the Guarantees, the “Documents”) and the execution and delivery by each Guarantor of, and the performance by each Guarantor of its obligations under, the Documents will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or with respect to the Company and the Corporation Guarantors, the General Corporation Law of the State of Delaware or with respect to the LLC Guarantors, the Delaware Limited Liability Company Act, provided that we express no opinion as to federal or state securities laws, (ii) in the case of the Company and each Corporation Guarantor, its certificate of incorporation or by-laws, or in the case of each LLC Guarantor, its certificate of formation or operating agreement or (iii) any agreement that is specified in Annex II hereto; provided that we express no opinion in clause (iii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any of the agreements that are specified in Annex II.

7.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations or limited liability companies in relation to transactions of the type contemplated by the Documents or with respect to the Company and the Corporation Guarantors, the General Corporation Law of the State of Delaware or with respect to the LLC Guarantors, the Delaware Limited Liability Company Act is required for the execution, delivery and performance by the Company or each Guarantor of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	5	January 23, 2018

We have considered the statements included in the Disclosure Package and the Prospectus Supplement under the caption “Description of the Notes” insofar as it summarizes provisions of the Indenture and of the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and the Prospectus Supplement under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (2) through (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly covered above in respect of the Company and each Guarantor). In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and each Guarantor, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Guarantors, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	6	January 23, 2018

Annex I

Part A

Bath & Body Works Brand Management, Inc.

Bath & Body Works Direct, Inc.

Intimate Brands, Inc.

L Brands Direct Fulfillment, Inc.

L Brands Store Design & Construction, Inc.

La Senza, Inc.

Mast Industries, Inc.

Victoria’s Secret Stores Brand Management, Inc.

Part B

Bath & Body Works, LLC

beautyAvenues, LLC

Intimate Brands Holding, LLC

L Brands Service Company, LLC

Victoria’s Secret Direct Brand Management, LLC

Victoria’s Secret Stores, LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	7	January 23, 2018

Annex II

Specified Agreements

1. Indenture dated as of June 16, 2016 between the Company and U.S. Bank National Association, as Trustee (the “Indenture”).

2. First Supplemental Indenture to the Indenture dated as of June 16, 2016 among the Company, the Guarantors and U.S. Bank National Association, as Trustee.

3. Amended and Restated Five-Year Revolving Credit Agreement, among the Company, the Lenders party thereto, and JPMorgan Chase Bank N.A., as Administrative Agent and Collateral Agent, dated as of October 6, 2004, as amended and restated November 5, 2004, March 22, 2006, August 3, 2007, February 19, 2009, March 8, 2010, July 15, 2011, July 18, 2014 and May 11, 2017.

January 23, 2018

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

as Representative of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Attention: Legal Department

Ladies and Gentlemen:

We have acted as special counsel for L Brands, Inc., a Delaware corporation (the “Company”), the entities listed in Part A of Annex I hereto, each a Delaware corporation (the “Corporation Guarantors”), and the entities listed in Part B of Annex I hereto, each a Delaware limited liability company (the “LLC Guarantors,” and together with the Corporation Guarantors, the “Guarantors”) in connection with the Terms Agreement dated January 8, 2018 (together with the Underwriting Agreement Basic Provisions attached thereto as Annex A, the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of its 5.250% Senior Notes due 2028 (the “Notes”). The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of an indenture dated as of June 16, 2016 (the “Base Indenture”), as amended by a supplemental indenture dated as of January 23, 2018 (together with the Base Indenture, the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-209236) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated January 8, 2018 (the “Preliminary Prospectus Supplement”) relating to the Securities, a pricing term sheet dated January 8, 2018 (the “Pricing Term Sheet”) and the prospectus supplement dated January 8, 2018 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 29, 2016 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule III to the Underwriting Agreement for the Securities are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	9	January 23, 2018

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at _:_ [A./P.M.] New York City time on January 23, 2018, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	10	January 23, 2018

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	11	January 23, 2018

Annex I

Part A

Bath & Body Works Brand Management, Inc.

Bath & Body Works Direct, Inc.

Intimate Brands, Inc.

L Brands Direct Fulfillment, Inc.

L Brands Store Design & Construction, Inc.

La Senza, Inc.

Mast Industries, Inc.

Victoria’s Secret Stores Brand Management, Inc.

Part B

Bath & Body Works, LLC

beautyAvenues, LLC

Intimate Brands Holding, LLC

L Brands Service Company, LLC

Victoria’s Secret Direct Brand Management, LLC

Victoria’s Secret Stores, LLC